                                                                   EXHIBIT (j.2)

                                    March 1, 2002

Heartland Group, Inc.
789 North Water Street
Milwaukee, WI 53202

         Re: Consent to Incorporation of Legal Opinion in Post-Effective Amendment to Registration Statement

Ladies and Gentlemen:

         We hereby consent to the incorporation of our opinion regarding the legality of the shares of Heartland Group, Inc. ("Heartland") into the Post-Effective Amendment to Heartland's Registration Statement to which this consent letter is attached as an Exhibit. Our legal opinion appeared as an Exhibit to Post-Effective Amendment No. 39 to Heartland's Registration Statement on Form N-1A (Registration Number 33-11371), which was filed with the Securities and Exchange Commission on October 6, 1999. We also consent to the use of our name in the Statement of Additional Information included as Part B of this Post-Effective Amendment.

                                                   Very truly yours,

                                                   /s/ Quarles & Brady LLP

                                                   QUARLES & BRADY LLP

291:ba
440213.20107